UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2008, TomoTherapy Incorporated (the “Company”) entered into an agreement with Hitachi Medical Corporation, a Japanese corporation (“Hitachi”), for the purchase and sale of xenon gas detectors on a non-exclusive basis (the “Supply Agreement”). Xenon gas detectors are a key component in the Company’s Hi Art System®, and Hitachi has guaranteed to manufacture for sale to the Company a specific minimum quantity of detectors to the Company’s specifications.

Pursuant to the Supply Agreement, the Company is required to purchase a specified minimum number of detectors in every six-month period starting on each April 1 and October 1. Upon termination by Hitachi for any reason other than for certain breaches by the Company, the Supply Agreement provides an opportunity for the Company to make a last-time purchase of at least the number of detectors ordered in the prior calendar year.

The Supply Agreement, as redacted in accordance with a request for confidential treatment, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1 *	Supply Agreement dated June 25, 2008

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: June 30, 2008	By:	/s/ Stephen C. Hathaway

Stephen C. Hathaway Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1 *	Supply Agreement dated June 25, 2008

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.